UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2015

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 On February 19, 2015, Xcel Brands, Inc. (the “Company”) amended its outstanding Line Letter Agreement dated as of July 31, 2013 (the “IM Brands Line Letter Agreement”), by and among the Company, IM Brands, LLC, a wholly owned subsidiary of the Company (“IM Brands”), and Bank Hapoalim, B.M. (the “Lender”). This third amendment to the IM Brands Line Letter Agreement amends the definition of Cash Flow Recapture (as defined in the IM Brands Line Letter Agreement) to reflect that such calculation applies to any fiscal year commencing with the fiscal year ending December 31, 2015.

On February 19, 2015, the Company amended its outstanding Line Letter Agreement dated as of April 1, 2014 (the “JR Licensing Line Letter Agreement”), by and among the Company, JR Licensing, LLC, a wholly owned subsidiary of the Company (“JR Licensing”), and the Lender. This second amendment to the JR Licensing Line Letter Agreement amends the definition of Cash Flow Recapture (as defined in the JR Licensing Line Letter Agreement) to reflect that such calculation applies to any fiscal year commencing with the fiscal year ending December 31, 2015.

On February 20, 2015, the Company agreed to cancel that certain Promissory Note in the principal amount of three million dollars ($3,000,000) dated as of April 1, 2014, issued by the Company in favor of Judith Ripka in connection with the Company’s acquisition of certain assets of Judith Ripka and Judith Ripka Creations, Inc. (the “Original Note”) and execute, in its place: (i) a two million four hundred thousand dollar ($2,400,000) principal amount promissory note issued in the name of Judith Ripka (the “$2,400,000 Note”) and (ii) a six hundred thousand dollar ($600,000) principal amount promissory note issued in the name of Judith Ripka (the “$600,000 Note”), each having substantially the same terms as the Original Note; provided, however, that the Company and Judith Ripka have agreed that, upon Ms. Ripka’s assignment of the $600,000 Note to a permitted assign, the principal payments under the $600,000 Note shall accelerate to be payable in eight (8) equal quarterly installments of seventy-five thousand dollars ($75,000) with the first payment due on March 31, 2015, and each subsequent payment to be made on the last day of each calendar quarter thereafter, with the final principal payment payable on December 31, 2016.

On February 20, 2015, the Company entered into a release letter (the “Release Letter”) with Thai Jewelry Manufacturer Co. LTD. (“Thai Jewelry”), pursuant to which the Company agreed to issue to Thai Jewelry an aggregate of 266,667 shares of the common stock of the Company in exchange for (a) the cancellation of the above-referenced $2,400,000 Note, which was originally issued by the Company to Judith Ripka, then assigned by Judith Ripka to Judith Ripka Creations, Inc. and then assigned by Judith Ripka Creations, Inc. to Thai Jewelry, and (b) the release of the Company and its affiliates from any and all claims which exist or may have existed relating to any matters or claims between Thai Jewelry, on the one hand, and Judith Ripka, Judith Ripka Creations, Inc. or any of their affiliates or successors, on the other hand.

Item 3.02          Unregistered Sales of Equity Securities.

Pursuant to the Release Letter, on February 20, 2015, the Company agreed to issue to Thai Jewelry an aggregate of 266,667 shares of the common stock of the Company. Such shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Such issuance is not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, size of the issuance, manner of the issuance and number of securities issued. In addition, Thai Jewelry had the necessary investment intent as required by Section 4(a)(2) because it agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

	By:	/s/ James F. Haran
		Name:	James F. Haran
		Title:	Chief Financial Officer

Date: February 25, 2015